OPEN-END MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING, AND ASSIGNMENT OF LEASES AND RENTS

This Open-End Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (this "Mortgage") is executed as of February _10_, 2010, by WESTWAY FEED PRODUCTS LLC, a Delaware limited liability company ("Mortgagor"), whose address for notice hereunder is 365 Canal Street, Suite 2900, New Orleans, LA 70130, for the benefit of JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, a national banking association ("Mortgagee"), whose address for notice is 10 South Dearborn, 7th Floor, Chicago, IL 60603.

WHEREAS, Mortgagor is the owner of certain Realty (as defined below);

WHEREAS, the Mortgagor will derive substantial direct and indirect economic and other benefits under that certain Credit Agreement, dated effective as of November 16, 2009 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"), among the Westway Group, Inc. ("Borrower"), on the one hand, and Mortgagee (as Administrative Agent and Syndication Agent for Lenders) and Lenders, on the other hand;

WHEREAS, among other conditions precedent, it is a condition precedent to the making of the loans and the extensions of credit under the Credit Agreement that the Mortgagor execute this Mortgage in order to, among other things, grant to Mortgagee a first mortgage lien on Mortgagor's interest in the Realty and certain other property of Mortgagor, as more particularly set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor and Mortgagee hereby agree as follows:

  DEFINITIONS

    Definitions. As used herein, the following terms shall have the following meanings:

      "Governmental Requirement": Shall be as defined in the Credit Agreement.

      "Indemnitee": Shall be as defined in the Credit Agreement.

      "Indebtedness": The sum of all  all principal, interest and other amounts due under or secured by the Loan Documents,  all principal, interest, and other amounts which may hereafter be loaned by Lenders, their successors or assigns, to or for the benefit of Borrower or the other Loan Parties, when evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and  all other indebtedness, obligations and liabilities now or hereafter existing of any kind of the Loan Parties to Lenders under documents which provide, directly or indirectly, that they are intended to be secured by this Mortgage.

      "Land": The real estate or interest therein described in Exhibit A attached hereto, and where the context permits or requires, all Improvements and Fixtures, and all rights, titles and interests appurtenant thereto.

      "Loan Documents": Shall have the meaning ascribed to such term in the Credit Agreement.

      "Mortgaged Property": All estate, right, title, interest, claim and demand whatsoever which Mortgagor now has or hereafter acquires, either in law or in equity, in possession or expectancy, of, in and to:  the Realty,  all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (the "Improvements"),  all materials, supplies, appliances, equipment (as such term is defined in the UCC), apparatus and other items of personal property now owned or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "Fixtures"),  all goods, inventory, accounts, general intangibles, software, instruments, letters of credit, letter of credit rights, deposit accounts, documents, chattel paper and supporting obligations, as each such term is presently or hereafter defined in the UCC, and all other personal property of any kind or character, now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and Improvements or which may be used in or relating to the planning, development, financing or operation of the Mortgaged Property, including, without limitation, furniture, furnishings, equipment, machinery, money, insurance proceeds, accounts, contract rights, software, trademarks, goodwill, promissory notes, electronic and tangible chattel paper, payment intangibles, documents, trade names, licenses and/or franchise agreements, rights of Mortgagor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Mortgagor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, and commercial tort claims arising from the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the "Personalty"),  all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts (including accounts holding security deposits) maintained by Mortgagor with respect to the Mortgaged Property,  all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (the "Plans"),  all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the "Leases"),  all of the rents, revenues, income, proceeds, profits, security and other types of deposits, lease cancellation payments and other benefits paid or payable by parties to the Leases other than Mortgagor for using, leasing, licensing, possessing, operating from, residing in, selling, terminating the occupancy of or otherwise enjoying the Mortgaged Property (the "Rents"),  all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the "Property Agreements"),  all rights, privileges, tenements, hereditaments, rights of way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Mortgagor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof,  all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof,  all insurance policies (regardless of whether required by Mortgagee), unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor, and   any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Realty, Improvements, Fixtures or Personalty. As used in this Mortgage, the term "Mortgaged Property" shall mean all or, where the context permits or requires, any portion of the above or any interest therein, wherever located. Notwithstanding anything herein to the contrary, in no event shall the Mortgaged Property include, and Mortgagor shall not be deemed to have granted a security interest in, any of Mortgagor's right, title or interest (a) in any contracts, instruments, licenses or other agreements, as to which the grant of a security interest therein would (i) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained or (ii) give any other party to such contract, instrument, license or other agreement the right to terminate its obligations thereunder in any asset, or (b) the granting of a security interest in which would be void, voidable or illegal under any applicable Governmental Requirement, that would result in, or permit the termination of the right, title or interest of Mortgagor in or to such asset; provided that any of the foregoing exclusions set forth in clause (a) or (b) above shall not apply if (x) such prohibition has been waived or such other party has otherwise consented to the creation hereunder of a security interest in such asset or (y) such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of Article 9 of the UCC or any other Governmental Requirement; and provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, Mortgagor shall be deemed to have granted a security interest in all its rights, title and interests in and to such contract or agreement.

      "Obligations": All of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by the Loan Parties or any other person or entity to Mortgagee, Lenders, or others as set forth in the Loan Documents.

      Organizational Documents: Mortgagor's present or subsequently effective articles or certificate of incorporation, articles or certificate or organization or formation, bylaws, regulations, or partnership, limited partnership, limited liability company, joint venture, trust or other form of business association agreement, as the case may be.

      "Permitted Encumbrances": Shall mean Excepted Liens (as that term is defined in the Credit Agreement).

      "Proceeds": So much of the proceeds of insurance or condemnation awards as remains after payment of all expenses, costs, and taxes, including reasonable attorney's fees and extraordinary expenses, incurred in obtaining such proceeds or award; provided, however, that this term does not include proceeds from business interruption insurance.

      "Realty" means (a) all of the fee interests, easements, rights-of-way, servitudes, and other interests in and to the Land, (b) all present and future real property acquired for use in connection with such properties, and (c) all present and future tenements, hereditaments, privileges, easements, franchises, rights, appendages, and appurtenances belonging or in any way appertaining to any and all such properties.

      "UCC": The Uniform Commercial Code as enacted and in effect in the state where the Land is located (and as it may from time to time be amended); provided that, to the extent that the UCC is used to define any term herein or in any other Loan Documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, however, that if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, any security interest herein granted is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the state where the Land is located, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for the purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

  All initially capitalized, undefined terms used in this Mortgage shall have the meanings ascribed to such terms in the Credit Agreement.

  GRANT

    Grant. To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor GRANTS, BARGAINS, SELLS, CONVEYS and MORTGAGES to Mortgagee the Mortgaged Property, subject, however, to the Permitted Encumbrances;

  TO HAVE AND TO HOLD the Mortgaged Property, together with the rights, privileges and appurtenances thereto belonging, unto Mortgagee and its successors and assigns forever, Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee and its successors and assigns against the claim or claims of all persons claiming or to claim the same or any part thereof, subject to the Permitted Encumbrances; provided, however, that if the Loan Parties shall pay (or cause to be paid) the Indebtedness and shall perform and discharge (or cause to be performed and discharged) the Obligations, then in that case only (and subject to the limitations contained in this Mortgage), the liens, security interests, estates and rights granted by this Mortgage shall terminate and be released by Mortgagee at Mortgagor's expense; otherwise same shall remain in full force and effect. A certificate or statement from Mortgagee confirming that the Indebtedness has not been paid in full or that the Obligations have not been fully performed and discharged shall be sufficient evidence thereof for the purposes of reliance by third parties on that fact.

  WARRANTIES, REPRESENTATIONS AND COVENANTS

  Mortgagor warrants, represents and covenants to, and agrees with, Mortgagee as follows:

    Organization and Power. Mortgagor has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and documentation to own, lease and operate its properties and to carry on its business as now being, and as proposed to be, conducted.

    Validity and Enforceability of Loan Documents. The execution, delivery and performance by Mortgagor of the Loan Documents to which it is a party: (a) are within the powers of Mortgagor and have been duly authorized by Mortgagor (and all requisite actions for such authorization have been taken); (b) have received all (if any) requisite prior governmental approval in order to be legally binding and enforceable against Mortgagor in accordance with the terms thereof; and (c) will not violate, be in conflict with, result in a breach of or constitute (with due notice or lapse of time, or both) a default under, any Organizational Documents or any Governmental Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Mortgagor's property or assets, except as contemplated by the provisions of the Loan Documents. The Loan Documents to which Mortgagor is a party constitute the legal, valid and binding obligations of Mortgagor enforceable in accordance with their respective terms.

    Information. Mortgagor has fully disclosed to Mortgagee all known facts material to the Mortgaged Property. All financial statements and other information, reports, papers and data given to Mortgagee with respect to Borrower or other Loan Parties, or the Mortgaged Property, are accurate, complete and correct in all material respects and do not omit any fact, the inclusion of which is necessary to prevent the facts contained therein from being materially misleading. All such financial statements fairly present the financial condition and results of operations of such applicable person or the other subject of such financial statements, and since the date thereof there has been no material adverse change in such financial condition or operation.

    Litigation. There are no actions, suits or proceedings pending, or to the knowledge of Mortgagor threatened, against or affecting the Mortgaged Property, or involving the validity or enforceability of this Mortgage or any of the other Loan Documents or the priority of the liens and security interests created by the Loan Documents that individually or in the aggregate, if resolved adversely to Mortgagor, would reasonably be expected to result in a Material Adverse Effect, and no event has occurred which will violate, be in conflict with, result in the breach of, or constitute (with due notice or lapse of time, or both) a material default under, any Organizational Document or any Governmental Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Mortgagor's property other than the liens and security interests created by the Loan Documents.

    Use of Loan Proceeds. No part of the proceeds from the Loans evidenced by the Loan Documents will be used for the purposes (whether immediate, incidental or ultimate) of "purchasing" or "carrying" any "margin stock", as such terms are defined in Regulation U (12 CFR part 221) of the Board of Governors of the Federal Reserve System, or for the purpose of reducing or retiring any indebtedness which was originally incurred for such purpose.

    Title to Mortgaged Property and Lien of This Instrument. Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances, and has rights and the power to transfer each item of the Mortgaged Property. This Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property. Where any of the Mortgaged Property is in the possession of a third party, Mortgagor will join with Mortgagee in notifying the third party of Mortgagee's security interest and obtaining an acknowledgment from the third party that it is holding such Mortgaged Property for the benefit of Mortgagee. Mortgagor will cooperate with Mortgagee in obtaining control (for lien perfection purposes under the UCC) with respect to any Mortgaged Property consisting of deposit accounts, letter of credit rights or electronic chattel paper.

    First Lien Status. Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Loan Documents. If any lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense,  give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and  pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Mortgagee).

    No Other Liens. Mortgagor will not, without the prior written consent of the Mortgagee, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Mortgaged Property, or any part thereof, other than the Permitted Encumbrances and liens and security interests on the Mortgaged Property to the extent such liens and security interests are permitted by the other Loan Documents, and should any of the foregoing become attached hereafter in any manner to any part of the Mortgaged Property without the prior written consent of the Mortgagee, Mortgagor will cause the same to be promptly discharged and released. Mortgagor will own all parts of the Mortgaged Property, subject to Permitted Encumbrances, and will not acquire any fixtures, equipment or other property forming a part of the Mortgaged Property pursuant to a lease, license, security agreement or similar agreement, whereby any party has or may obtain the right to repossess or remove same, without the prior written consent of the Mortgagee.

    Payment and Performance. Mortgagor shall fully pay and perform the Obligations in the Loan Documents to which Mortgagor is a party in full as and when they are required to be performed.

    Taxes and Other Impositions. Mortgagor, and each constituent member of Mortgagor, have filed all federal, state, county, municipal and city income and other tax returns required to have been filed by such person and have paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by them, and Mortgagor knows of no basis for any additional assessment in respect of any such taxes. In addition, Mortgagor has paid in full all sums owing or claimed for labor, material, supplies, personal property (whether or not forming a Fixture hereunder) and services of every kind and character used, furnished or installed in or on the Mortgaged Property. Mortgagor will pay, or cause to be paid, all taxes, assessments and other charges or levies imposed upon or against or with respect to the Mortgaged Property or the ownership, use, occupancy or enjoyment of any portion thereof, or any utility service thereto, before the same become delinquent, including but not limited to all ad valorem taxes assessed against the Mortgaged Property or any part thereof, and shall deliver promptly to the Mortgagee such evidence of the payment thereof as the Mortgagee may reasonably require. The Mortgagor may, after notifying the Mortgagee, and at the Mortgagor's expense, in good faith contest any such taxes, assessments, other charges or levies or utility and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom. Pending such contest, Mortgagor shall not be deemed in default hereunder because of such nonpayment if, prior to delinquency of the asserted tax or assessment, Mortgagor deposits with the Mortgagee an amount equal to at least 110% of the tax or assessment being contested by Mortgagor plus a reasonable additional sum to pay all costs, interest and penalties which may be imposed or incurred in connection therewith, conditioned that such tax or assessment, with interest, cost and penalties, be paid as herein stipulated, and if Mortgagor is diligently and in good faith contesting the validity, amount, or application of the asserted tax or assessment, and if Mortgagor promptly pays any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon, on or before the date such judgment becomes final; and provided, further, that in any event, the tax, assessment, penalties, interest and costs shall be paid prior to the date on which any writ or order is issued under which the Mortgaged Property may be sold in satisfaction thereof.

    Insurance. Subject to the Credit Agreement, Mortgagor will keep the Mortgaged Property insured as is customary for similarly situated property and, in any event, as reasonably required by Mortgagee. Mortgagor further agrees that Mortgagor will deliver to the Mortgagee the original policies evidencing such insurance and any additional insurance which shall be taken out upon any part of the Mortgaged Property and, upon request by Mortgagee, receipts evidencing the payment of all premiums, and will deliver certificates evidencing renewals of all such policies of insurance to the Mortgagee at least 15 days before any such insurance shall expire in and to such policies then in force concerning the Mortgaged Property.

    Condemnation. Mortgagor shall notify the Mortgagee as provided herein of any threatened or pending proceeding for condemnation affecting the Mortgaged Property or arising out of damage to the Mortgaged Property, and Mortgagor shall, at Mortgagor's expense, diligently prosecute any such proceedings. The Mortgagee shall have the right (but not the obligation) to participate in any such proceeding and to be represented by counsel of its own choice, such participation and legal representation to be at the Mortgagee's expense.

    Damage, Destruction, and Condemnation; Use of Proceeds.

      Condemnation Awards. Mortgagor assigns all awards and compensation for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement.

      Insurance Proceeds. Subject to the terms of the Credit Agreement, Mortgagor assigns to Mortgagee all Proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, and Mortgagor authorizes Mortgagee to collect and receive such Proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly, subject to the terms of the Credit Agreement.

      Casualty Events. Within ten (10) days of its occurrence, the Mortgagor shall notify the Mortgagee of any Casualty Event. If, as a result of any Casualty Event, the Mortgaged Property, or any part of the Mortgaged Property, is damaged or destroyed, or the Mortgaged Property, or any part of the Mortgaged Property, shall be condemned or acquired for public use and the Proceeds as a result of such a Casualty Event exceed $250,000, the Mortgagor shall, within thirty (30) days after receiving actual notice of such damage, and written notice of the amount of insurance Proceeds or condemnation Proceeds, as the case may be, available to Mortgagor for repair and restoration of the damage or destruction, destruction or condemnation and, after written notice to the Mortgagee, elect to follow one of the two courses of action described below:

        Alternative A: Repair and Restoration. If the Mortgaged Property can be repaired or restored to substantially the same condition as existed prior to the event causing such damage or destruction, or the effect of the combination can be relieved so that the status of the Mortgaged Property will be restored to substantially the same status as existed prior to the event causing such condemnation, without, in either case, jeopardizing repayment of the principal of and interest on the Indebtedness, and Mortgagor elects to repair and restore the Mortgaged Property, the Proceeds will be deposited with the Mortgagee and held in a special escrow account of the Mortgagee to be applied to repair, replace, or improve the Mortgaged Property. Proceeds held in such escrow account held by the Mortgagee shall be disbursed by the Mortgagee for the repair, replacement, or improvement of the Mortgaged Property upon receipt by the Mortgagee from the Mortgagor of (A) an architect's certificate with each draw submitted by Mortgagor stating that the repairs, replacements, or improvements completed through the date of such draw are practical and necessary, have been completed in accordance with plans and specifications previously provided to the Mortgagee, and that such repairs, replacements, or improvements comply with all applicable statutes, codes, and regulations; (B) a certificate stating that sufficient moneys are available to cause such repair, restoration, replacements, or improvements; (C) requisitions and certificates from the Mortgagor in the form reasonably acceptable to the Mortgagee; (D) applicable lien waivers; and (E) an endorsement to the title insurance policy insuring the continued priority of the lien of this Mortgage. The Mortgagee shall retain ten percent (10%) of the requested disbursements to be disbursed upon final completion of the repairs, replacements, or improvements as certified by an independent architect and receipt of waivers of liens and an endorsement to the title policy for the Mortgaged Property insuring the continued priority of the lien of this Mortgage. If at any time during the restoration, the Proceeds are less than the estimated cost to repair the Mortgaged Property, the Mortgagor shall pay an amount equal to the shortfall. The Mortgagor may rely upon the advice of architects, engineers, accountants, financial consultants, attorneys, or other experts selected by it in the foregoing matters. Any Proceeds in excess of the amount required to repair and restore the Mortgaged Property under this Alternative A, at the direction of the Mortgagor, shall either be used to prepay the Indebtedness or disbursed to the Mortgagor.

        Alternative B: Prepayment of Indebtedness. The Mortgagor shall apply, or cause to be applied, the Proceeds relating to such Casualty Event to prepay the Indebtedness.

      If, in accordance with this Section, the Mortgagor elects to repair, restore, or replace the Mortgaged Property and the Proceeds are insufficient to pay in full the cost of any repair, restoration, modification, or improvement, the Mortgagor will nonetheless complete the work and will pay any costs in excess of the amount of the Proceeds held by the Mortgagee, and, upon the request of Mortgagee, will deposit with Mortgagee amounts sufficient to cover the full amount of such shortfall. The Mortgagor agrees that if by any reason any of such insufficiency of the Proceeds, the Mortgagor shall make any payment pursuant to the provisions of this Section, the Mortgagor shall not be entitled to any reimbursement therefor from the Mortgagee, nor shall the Mortgagor be entitled to any diminution of the amounts payable under the Indebtedness.

    Compliance with Governmental Requirements. The Mortgaged Property and the use, operation and maintenance thereof and all activities thereon do and shall at all times comply with all applicable Governmental Requirements in all material respects. The Mortgaged Property is not, and shall not be, dependent on any other property or premises or any interest therein other than the Mortgaged Property to fulfill any requirement of any Governmental Requirement. Mortgagor shall not, by act or omission, permit any building or other improvement not subject to the lien of this Mortgage to rely on the Mortgaged Property or any interest therein to fulfill any requirement of any Governmental Requirement. To Mortgagor's knowledge, no part of the Mortgaged Property constitutes a nonconforming use under any zoning law or similar law or ordinance. Mortgagor has obtained and shall preserve in force all requisite zoning, utility, building, health and operating permits from the governmental authorities having jurisdiction over the Mortgaged Property. If Mortgagor receives a notice or claim from any person that the Mortgaged Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Governmental Requirement, Mortgagor will promptly furnish a copy of such notice or claim to the Mortgagee. Mortgagor has received no notice and has no knowledge of any such noncompliance.

    Maintenance and Repair. Mortgagor will keep the Mortgaged Property in good working order, repair, and condition (reasonable wear and tear excepted), causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Mortgaged Property to be misused, abused or wasted or to deteriorate. Notwithstanding the foregoing, Mortgagor will not, without the prior written consent of the Mortgagee, which consent shall not be unreasonably withheld make any structural alteration to the Mortgaged Property or any other alteration thereto that impairs the value thereof.

    Operation of Mortgaged Property. Mortgagor will operate the Mortgaged Property in a good and workmanlike manner and in accordance with all Governmental Requirements in all material respects and will pay all fees or charges of any kind in connection therewith. Mortgagor will keep the Mortgaged Property occupied so as not to impair the insurance carried thereon. Mortgagor will not use or occupy or conduct any activity on, or allow the use or occupancy of or the conduct of any activity on, the Mortgaged Property in any manner that violates any Governmental Requirement in any material respect or that constitutes a public or private nuisance or that makes void, voidable or cancelable, any insurance then in force with respect thereto. Mortgagor will not initiate or permit any zoning reclassification of the Mortgaged Property or seek any variance under existing zoning ordinances applicable to the Mortgaged Property or use or permit the use of the Mortgaged Property in such a manner that would result in such use becoming a nonconforming use under applicable zoning ordinances or any other Governmental Requirement without the prior written consent of the Mortgagee, which consent shall not be unreasonably withheld. With the exception of the Permitted Encumbrances, Mortgagor will not impose any easement, restrictive covenant or encumbrance upon the Mortgaged Property, execute or file any subdivision plat or condominium declaration affecting the Mortgaged Property without the prior written consent of the Mortgagee. Mortgagor will preserve, protect, renew, extend and retain all material rights and privileges granted for or applicable to the Mortgaged Property. Without the prior written consent of the Mortgagee, there shall be no drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof. Mortgagor will cause all debts and liabilities of any character (including without limitation all lawful and valid debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Mortgaged Property) incurred in the maintenance, operation and development of the Mortgaged Property to be promptly paid.

    Status of Mortgagor; Suits and Claims; Loan Documents. Mortgagor is and will continue to be (i) duly organized, validly existing and in good standing under the laws of its state of organization, (ii) authorized to do business in, and in good standing in, each state in which the Mortgaged Property is located, and (iii) possessed of all requisite power and authority to carry on its business and to own and operate the Mortgaged Property. Each Loan Document executed by Mortgagor has been duly authorized, executed and delivered by Mortgagor, and the obligations thereunder and the performance thereof by Mortgagor in accordance with their terms are and will continue to be within Mortgagor's power and authority (without the necessity of joinder or consent of any other person), are not and will not be in contravention of any Governmental Requirement to which Mortgagor or the Mortgaged Property is subject, and do not and will not result in the creation of any encumbrance against any assets or properties of Mortgagor, or any other person liable, directly or indirectly, for any of the Indebtedness, except as expressly contemplated by the Loan Documents. There is no suit, action, claim, investigation, inquiry, proceeding or demand pending (or, to Mortgagor's knowledge, threatened) that affects the Mortgaged Property (including, without limitation, any that challenges or otherwise pertains to Mortgagor's title to the Mortgaged Property) or the validity, enforceability or priority of any of the Loan Documents. There is no judicial or administrative action, suit or proceeding pending (or, to Mortgagor's knowledge, threatened) against Mortgagor, except as has been disclosed in writing to the Mortgagee in connection with the debt evidenced by the Indebtedness. The Loan Documents constitute legal, valid and binding obligations of Mortgagor enforceable in accordance with their terms, except as the enforceability thereof may be limited by the bankruptcy laws or any other debtor relief laws of the United States or any state or any other competent jurisdiction and except as the availability of certain remedies may be limited by general principles of equity. Mortgagor is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended, Sections 1445 and 7701 (i.e. Mortgagor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined therein and in any regulations promulgated thereunder). The debt evidenced by the Indebtedness is solely for business purposes, and is not for personal, family, household or agricultural purposes. Mortgagor will not cause or permit any change to be made in its name, identity, or corporate or partnership structure, unless Mortgagor shall have notified the Mortgagee of such change prior to the effective date of such change, and shall have first taken all action required by the Mortgagee for the purpose of further perfecting or protecting the lien and security interest of the Mortgagee in the Mortgaged Property.

    Further Assurances. Mortgagor will, promptly on request of Mortgagee, (i) correct any defect, error or omission that may be discovered in the contents, execution or acknowledgment of this Mortgage or any other Loan Document; (ii) execute, acknowledge, deliver, procure and record and/or file such further documents (including, without limitation, further deeds of trust, security agreements, financing statements, continuation statements, and assignments of rents or leases) and do such further acts as may be necessary or proper to carry out more effectively the purposes of this Mortgage and the other Loan Documents, to more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby (including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Mortgaged Property) or as deemed advisable by Mortgagee to protect the lien or the security interest hereunder against the rights or interests of third persons; and (iii) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary or proper in the reasonable determination of Mortgagee to enable Mortgagee to comply with the requirements or requests of any agency having jurisdiction over Mortgagee or any examiners of such agencies with respect to the indebtedness secured hereby, Mortgagor or the Mortgaged Property. Mortgagor shall pay all costs connected with any of the foregoing, which shall be a demand obligation owing by Mortgagor (which Mortgagor hereby promises to pay) to Mortgagee pursuant to this Mortgage.

    Fees and Expenses. Without limitation of any other provision of this Mortgage or of any other Loan Document, but as expressly limited by the terms of such other Loan Documents, and to the extent not prohibited by applicable law, Mortgagor will pay, and will reimburse to Mortgagee on demand to the extent paid by Mortgagee: (i) all appraisal fees, filing and recording fees, taxes, brokerage fees and commissions, abstract fees, title search or examination fees, title policy and endorsement premiums and fees, uniform commercial code search fees, escrow fees, reasonable attorneys' fees, architect fees, construction consultant fees, environmental inspection fees, survey fees, and all other out-of-pocket reasonable costs and expenses of every character incurred by Mortgagee in connection with the preparation of the Loan Documents, the evaluation, closing and funding of the debt evidenced by the Loan Documents, and any and all amendments and supplements to this Mortgage, the Indebtedness or any other Loan Documents or any approval, consent, waiver, release or other matter requested or required hereunder or thereunder, or otherwise attributable or chargeable to Mortgagor as owner of the Mortgaged Property; and (ii) all costs and expenses, including reasonable attorneys' fees and expenses, incurred or expended in connection with the exercise of any right or remedy, or the enforcement of any obligation of Mortgagor, hereunder or under any other Loan Document.

    Assignment and Transfer. Mortgagor expressly agrees that if Mortgagor, without the prior written consent of Mortgagee, which may be withheld in Mortgagee's sole discretion, sells, exchanges, assigns or otherwise disposes of all or any portion of the Mortgaged Property or rents or leases any of the Mortgaged Property for any period in excess of one (1) year, other than intercompany leases with other Loan Parties that are expressly made subordinate to the lien of this Mortgage, Mortgagee shall have the right and option to declare the entire amount of the Indebtedness immediately due and payable. Any Change in Control of Mortgagor shall be deemed to be within the prohibition contained within this paragraph and shall require the prior written consent of Mortgagee, without which the rights of Mortgagee contained in this paragraph shall be triggered. The right and option granted hereunder, to the extent permitted by law, shall be absolute, irrespective of whether the sale, exchange, assignment or transfer would or might: (i) diminish the value of the security for the Indebtedness; (ii) result in an Event of Default hereunder; (iii) compel the Mortgagee hereof to seek any remedies available to it, whether at law or in equity; or (iv) add or remove the liability of any person or entity for payment or performance of the Indebtedness or any covenant or obligation under this Mortgage.

    Mortgagor to Benefit. Mortgagor confirms that it is an Affiliate of Borrower. In this regard, the conveyance of the Mortgaged Property to Mortgagee pursuant to this Mortgage, and Mortgagor's representations, warranties and obligations pursuant to this Mortgage, reasonably may be expected to benefit, directly or indirectly, Mortgagor; and Mortgagor has determined that the execution, delivery, and performance of this Mortgage is necessary and convenient to the conduct, promotion and attainment of the business of the Mortgagor and of Borrower.

    Replacement of Fixtures and Personalty. Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Loan Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Mortgagee. Mortgagor shall not incorporate into the Mortgaged Property any item of personalty, fixtures or other property that is not owned by Mortgagor free and clear of all liens or security interests except the liens and security interests in favor of Mortgagee created by the Loan Documents.

    Maintenance of Rights of Way, Easements and Licenses. Mortgagor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements, and franchises necessary for the use of the Mortgaged Property and will not, without the prior consent of Mortgagee, consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Mortgaged Property. Mortgagor shall comply with all restrictive covenants affecting the Mortgaged Property, and all zoning ordinances and other public or private restrictions as to the use of the Mortgaged Property.

    Inspection. Mortgagor shall permit Mortgagee, and its agents, representatives and employees, upon reasonable prior notice to Mortgagor, to inspect the Mortgaged Property and conduct such environmental and engineering studies as Mortgagee may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

    Compliance with Anti-Forfeiture Laws. Mortgagor will not commit any act or omission affording the federal government or any state or local government the right of forfeiture as against the Mortgaged Property or any part thereof or any money paid in performance of Mortgagor's obligations under the Loan Documents.

    Post-Closing Costs. Mortgagor will promptly pay to Mortgagee any administrative fees and reimburse Mortgagee for all of Mortgagee's costs and expenses (including without limitation reasonable attorneys' fees) associated with reviewing and processing requests of Mortgagor made after the date hereof.

    Performance of Leases. Mortgagor shall (a) duly and punctually perform and comply with any and all representations, warranties, covenants and agreements binding upon it under each of the Leases, (b) except in the ordinary course of business, and exercising reasonable care of a prudent operator or manager of properties similarly situated to the Mortgaged Property, not voluntarily terminate, cancel or waive its rights or the obligations of any other party under any of the Leases, (c) use commercially reasonable efforts to maintain each of the Leases in force and effect during the full term thereof, and (d) appear in and defend any action or proceeding arising under or in any manner connected with any of the Leases or the representations, warranties, covenants and agreements of it or the other party or parties thereto.

    INDEMNIFICATION AND HOLD HARMLESS. MORTGAGOR SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS EACH INDEMNITEE FROM AND AGAINST, AND MORTGAGOR SHALL BE RESPONSIBLE FOR, ANY AND ALL LIABILITIES (INCLUDING WITHOUT LIMITATION STRICT LIABILITY), ACTIONS, DEMANDS, PENALTIES, FINES, LOSSES, COSTS OR EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' AND EXPERTS' FEES AND EXPENSES), SUITS, COSTS OF ANY SETTLEMENT OR JUDGMENT, AND CLAIMS OF ANY AND EVERY KIND WHATSOEVER, WHETHER ARISING IN EQUITY, AT COMMON LAW, OR BY STATUTE, OR UNDER THE LAW OF CONTRACTS, TORTS (INCLUDING WITHOUT LIMITATION, NEGLIGENCE AND STRICT LIABILITY WITHOUT REGARD TO FAULT) OR PROPERTY, OF EVERY KIND OR CHARACTER (INCLUDING, WITHOUT LIMITATION, CLAIMS FOR PERSONAL INJURY, EMOTIONAL DISTRESS, REAL AND PERSONAL PROPERTY DAMAGE, AND ECONOMIC LOSS), WHICH MAY NOW OR IN THE FUTURE (WHETHER BEFORE OR AFTER THE RELEASE OF THIS MORTGAGE) BE PAID, INCURRED OR SUFFERED BY OR ASSERTED OR AWARDED AGAINST EACH INDEMNITEE, BY ANY PERSON OR ENTITY OR GOVERNMENTAL AUTHORITY, OR AFFECTING THE MORTGAGED PROPERTY OR THE LOAN DOCUMENTS, RESULTING FROM, ARISING OUT OF, BY REASON OF, ON ACCOUNT OF, OR IN CONNECTION WITH: (I) THE FAILURE OF MORTGAGOR TO TIMELY PAY THE INDEBTEDNESS OR TO PERFORM OR DISCHARGE THE OBLIGATIONS OR OTHERWISE TO COMPLY WITH THE PROVISIONS OF THE LOAN DOCUMENTS, (II) ANY BODILY INJURY OR DEATH OR PROPERTY DAMAGE OCCURRING IN OR UPON THE MORTGAGED PROPERTY THROUGH ANY CAUSE WHATSOEVER; (III) ANY act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Mortgaged Property or with thE LOAN DOCUMENTS; (iv) ANY INACCURACY OF ANY REPRESENTATION OR WARRANTY OF MORTGAGOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH; OR (V) ANY ACTS PERFORMED BY MORTGAGEE PURSUANT TO THE PROVISIONS OF SECTION 9.7 OF THIS MORTGAGE, NOTWITHSTANDING THE NEGLIGENCE OR STRICT LIABILITY (WITHOUT REGARD TO FAULT), OF EACH INDEMNITEE, AND ALL COSTS AND EXPENSES INCURRED BY EACH INDEMNITEE IN PROTECTING THEIR INTERESTS HEREUNDER IN SUCH AN EVENT (INCLUDING ALL COURT COSTS AND REASONABLE ATTORNEYS' FEES) SHALL BE BORNE BY MORTGAGOR. However, such indemnities shall not apply to any indemnITEE party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such indemniTEE. The obligations of the Mortgagor contained in this SEction 3.28 shall survive the foreclosure of this Mortgage and shall further survive the repayment of the Indebtedness, the termination hereof and the discharge of the other Obligations under this Mortgage and the other Loan Documents.

    Other Covenants. All of the covenants in the Loan Documents to which Mortgagor is a party are expressly incorporated herein by reference and, together with covenants in this Article 3, shall be covenants running with the land.

  DEFAULT AND FORECLOSURE

    Remedies. If an Event of Default shall occur and be continuing, Mortgagee may, at Mortgagee's election, exercise any one or more of the following rights, remedies and recourses:

      Acceleration. Declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

      Entry Upon Mortgaged Property. Subject to and to the extent permitted by applicable law, enter upon the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Mortgagor remains in possession of all or any part of the Mortgaged Property after an Event of Default and without Mortgagee's prior written consent thereto, Mortgagee may invoke any and all available legal remedies to dispossess Mortgagor. Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the Mortgaged Property after an Event of Default than would have existed in the absence of such sentence.

      Operation of Mortgaged Property. Subject to and to the extent permitted by applicable law, hold, lease, manage, operate or otherwise use or permit the use of the Mortgaged Property, either itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as Mortgagee may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Mortgagee shall deem necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 4.9 hereinbelow.

      Foreclosure. To foreclose upon this Mortgage and the liens and security interests hereof, and to sell the Mortgaged Property, in accordance with the laws of the State of Ohio.

      Receiver. Make application to a court of competent jurisdiction as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness or the solvency of any person or entity liable for the repayment of the Indebtedness, for appointment of a receiver of the Mortgaged Property, and Mortgagor does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.9 hereinbelow. The right to the appointment of a receiver shall apply regardless of whether Mortgagee has commenced procedures for the foreclosure of the liens and security interests created herein, or has commenced any other legal proceedings to enforce payment of the Indebtedness or performance or discharge of the Obligations, and shall also apply upon the actual or threatened waste to any part of the Mortgaged Property.

      This Section Has Been Intentionally Left Blank.

      Other. Exercise any and all other rights, remedies and recourses granted under the Loan Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise.

    Separate Sales. Subject to and to the fullest extent permitted by law, the Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

    Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including specifically those granted by the UCC in effect and applicable to the Mortgaged Property or any portion thereof) and same: (a) shall be cumulative and concurrent; (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated for payment of the Indebtedness, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee; (c) may be exercised as often as occasion therefor shall arise, it being agreed by Mortgagor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (d) are intended to be, and shall be, nonexclusive.

    No Conditions Precedent to Exercise of Remedies. Subject to and to fullest extent permitted by law, neither Mortgagor nor any other person hereafter obligated for payment of all or any part of the Indebtedness or fulfillment of all or any of the Obligations shall be relieved of such obligation by reason of: (a) the failure of Mortgagee to comply with any request of Mortgagor or any other person so obligated to foreclose the lien of this Mortgage or to enforce any provisions of the other Loan Documents; (b) the release, regardless of consideration, of the Mortgaged Property or any portion thereof or interest therein or the addition of any other property to the Mortgaged Property; (c) any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending, renewing, rearranging or in any other way modifying the terms of the Loan Documents without first having obtained the consent of, given notice to or paid any consideration to Mortgagor or such other person, and in such event Mortgagor and all such other persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by Mortgagee; or (d) by any other act or occurrence save and except the complete payment of the Indebtedness and the complete fulfillment of all of the Obligations.

    Release of and Resort to Collateral. Subject to and to the fullest extent permitted by law, Mortgagee may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents and without in any way releasing or diminishing the liability of any person or entity liable for the repayment of the Indebtedness or the performance of the Obligations. For payment of the Indebtedness, Mortgagee may resort to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

    Waiver of Redemption, Notice and Marshaling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases: (a) all benefits that might accrue to Mortgagor by virtue of any present or future moratorium law or other law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) all notices of any Event of Default or of Mortgagee's intention to accelerate maturity of the Indebtedness or of Mortgagee's election to exercise or its actual exercise of any right, remedy or recourse provided for under the Loan Documents; and (c) any right to a marshaling of assets or a sale in inverse order of alienation.

    Discontinuance of Proceedings. Subject to and to the fullest extent permitted by law, in case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right so to do and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.

    Occupancy After Foreclosure. The purchaser at any foreclosure sale pursuant to Section 4.1(d), shall become the legal owner of the Mortgaged Property. Except for tenants holding under Leases (if any) not subject to being extinguished by virtue of a foreclosure of this Mortgage, all occupants of the Mortgaged Property or any part thereof shall become tenants at sufferance of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Mortgaged Property other than the statutory action of forcible detainer in any Court having jurisdiction over the Mortgaged Property. Furthermore, the purchaser at any such foreclosure sale of the Mortgaged Property shall not be obligated to perform or discharge any obligation, duty or liability under the Leases, including, without limitation, the obligation to return any deposits made by tenants under the Leases, or to reimburse any tenants under the Leases for any expenditures made by such tenant for improvements to the spaces being leased by the tenants under the Leases.

    Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of, the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law or by the Credit Agreement:

      first, to that portion (if any) of the Indebtedness then remaining unpaid (including without limitation principal and accrued interest and the costs and expenses of taking possession of the Mortgaged Property and of holding, managing, operating, using, leasing, repairing, improving and selling the same, including by way of illustration but not by way of limitation any one or more of the following to the extent Mortgagee deems appropriate: (i) reasonable receivers' fees, (ii) court costs, (iii) reasonable attorneys', brokers', managers', accountants' and appraisers' fees and expenses, (iv) costs of advertisement, and (v) the payment of any and all real estate ad valorem taxes and similar impositions, liens, security interests or other rights, titles or interests equal or superior to the lien and security interest of this Mortgage except those to which the Mortgaged Property has been or will be sold subject to and without in any way implying Mortgagee's prior consent to the creation thereof) as to which the Loan Parties (or any of them) are not fully personally liable, it being agreed that the application of such proceeds shall be in such a manner as to preserve (and not extinguish or reduce) the Loan Parties' personal liability under the Loan Documents until all the Indebtedness as to which the Loan Parties are not personally liable has been paid in full;

      second, to the payment of that portion of the Indebtedness as to which the Loan Parties (or any of them) are fully liable;

      third, to the extent permitted by law and funds are available therefor out of the sale proceeds or the Rents, to the payment of any indebtedness or obligation secured by a subordinate Mortgage on or security interest covering the Mortgaged Property if Mortgagee has actual knowledge of such subordinate Mortgage or security interest (but without in any way implying Mortgagee's prior consent to the creation thereof); and

      fourth, the balance, if any, to the payment of the persons legally entitled thereto, which may include Mortgagor.

    Additional Advances and Disbursements; Costs of Enforcement.

      If any Event of Default exists, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section 4.10, or otherwise under this Mortgage or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Post-Default Rate (as calculated pursuant to Section 3.02(c) of the Credit Agreement), and all such sums, together with interest thereon, shall be secured by this Mortgage.

      Mortgagor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

    No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 4, the assignment of the Rents and Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Mortgagee under the Loan Documents, at law or in equity shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

  ASSIGNMENT OF LEASES and Rents

    Assignment of Leases and Rents. Mortgagor hereby assigns to Mortgagee the Rents and all of Mortgagor's rights in and under all Leases as further security for the payment of the Indebtedness and the performance of the Obligations, and Mortgagor grants to Mortgagee the right, subject to and to the fullest extent permitted by law, to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Indebtedness and Obligations. The foregoing assignment and grant is present and absolute (and not only as collateral) and shall continue in effect until the Indebtedness and all of the Obligations are fully paid and performed, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents, and Mortgagor shall have a revocable license to collect, receive, use and retain the Rents unless an Event of Default has occurred and for so long as such Event of Default continues; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default by giving not less than two (2) days' written notice of such revocation to Mortgagor. In the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of such part of the Mortgaged Property as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

    No Impairment by Mortgagor. Mortgagor has not done, nor shall it do, any act that would prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of the foregoing assignment.

    No Claims. No action has been brought or, so far as is known to Mortgagor, is threatened, that would interfere in any way with the right of Mortgagor to execute the foregoing assignment and perform all of Mortgagor's obligations contained in this Article 5 and in the Leases.

    No Merger of Estates. So long as any part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any lessee or any third party by purchase or otherwise.

    No Liability of the Mortgagee. The Mortgagee's acceptance of this assignment shall not be deemed to constitute Mortgagee a "mortgagee in possession," nor obligate the Mortgagee to appear in or defend any proceeding relating to any Lease or to the Mortgaged Property, or to take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under any Lease, or assume any obligation for any deposit delivered to Mortgagor by any tenant and not as such delivered to and accepted by the Mortgagee. The Mortgagee shall not be liable for any injury or damage to person or property in or about the Mortgaged Property, or for the Mortgagee's failure to collect or to exercise diligence in collecting Rents, but shall be accountable only for Rents that it shall actually receive. Neither the assignment of Leases or the Rents nor enforcement of the Mortgagee's rights regarding Leases and Rents (including collection of Rents) nor possession of the Mortgaged Property by the Mortgagee nor the Mortgagee's consent to or approval of any Lease (nor all of the same), shall render the Mortgagee liable on any obligation under or with respect to any Lease or constitute affirmation of, or any subordination to, any Lease, occupancy, use or option. If the Mortgagee seeks or obtains any judicial relief regarding Rents or Leases, the same shall in no way prevent the concurrent or subsequent employment of any other appropriate rights or remedies nor shall same constitute an election of judicial relief for any foreclosure or any other purpose. The Mortgagee neither has nor assumes any obligations as lessor or landlord with respect to any Lease. The rights of the Mortgagee under this Article 5 shall be cumulative of all other rights of the Mortgagee under the Loan Documents or otherwise.

  SECURITY AGREEMENT

    Security Interest. This Mortgage shall be construed as a Mortgage on real property and it shall also constitute and serve (a) as a security agreement on personal property within the meaning of, and shall constitute a first and prior security interest under, the UCC with respect to that portion of the Mortgaged Property within the scope of the UCC (collectively, the "UCC Property") and (b) as an assignment of the Rents and Leases. To this end, Mortgagor has GRANTED, and by these presents does GRANT unto Mortgagee a first and prior security interest in the Personalty, Fixtures, Plans, Property Agreements and the other UCC Property, to secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations.

    Financing Statements. Mortgagor hereby irrevocably authorizes Mortgagee at any time and from time to file in any filing office in any UCC jurisdiction one or more financing or continuation statements and amendments thereto, relative to all or any part of the Mortgaged Property, without the signature of Mortgagor where permitted by law. Mortgagor agrees to furnish Mortgagee, promptly upon request, with any information required by Mortgagee to complete such financing or continuation statements. If Mortgagee has filed any initial financing statements or amendments in any UCC jurisdiction prior to the date hereof, Mortgagor ratifies and confirms its authorization of all such filings. Mortgagor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Mortgagee, and agrees that it will not do so without Mortgagee's prior written consent, subject to Mortgagor's rights under Section 1309.509(d)(2) of the UCC. Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such additional financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee's security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

    Uniform Commercial Code Remedies. Mortgagee shall have all the rights, remedies and recourses with respect to the UCC Property afforded to it by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded by the Loan Documents.

    No Obligation of Mortgagee. The assignment and security interest herein granted shall not be deemed or construed to constitute Mortgagee as a trustee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do same, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

    Fixture Filing. A part of the Mortgaged Property is or is to become fixtures pursuant to applicable Law. In this regard, to the extent that the Mortgaged Property includes items of personal property which are fixtures or become fixtures under applicable Law, and to the extent permitted under applicable Law, the filing hereof in the real estate records of the county in which such Mortgaged Property is located shall also operate from the time of filing as a "fixture filing" for all purposes under the UCC with respect to such Mortgaged Property, and the following information is applicable for the purpose of such fixture filing, to wit:

    Name and Address of the debtor:

    The Mortgagor having the address described in the Preamble hereof.

    The Mortgagor is a limited liability company organized under the laws of the State of Delaware whose Organization Number is 4625314

Name and Address of the secured party: The Mortgagee having the address described in the Preamble hereof, from which address information concerning the security interest may be obtained.

    This Financing Statement covers the following types or items of property:

    The Mortgaged Property. This instrument covers goods or items of personal property which are or are to become fixtures upon the real property included in the Mortgaged Property.

The name of the record owner of the real property on which such fixtures are or are to be located is: Westway Feed Products LLC.

    Remedies. If an Event of Default remains uncured, Mortgagee may elect, in addition to exercising any and all other rights, remedies and recourses set forth in Article 4 or elsewhere in this Mortgage, to collect and receive all of the Rents and to proceed in the manner set forth in Section 1309.604 of the UCC in effect relating to the procedure to be followed when a security agreement covers both real and personal property. Except as otherwise set forth in this Section 6.6, at any foreclosure and sale as described in Section 4.1(d) hereinabove, it shall be deemed that Mortgagee proceeded under such Section 1309.604 and that such sale passed title to all of the Mortgaged Property and other property described herein to the purchaser thereat, including without limitation, the UCC Property. Mortgagee, or acting by and through any representative, may elect either prior to or at such sale not to proceed under such Section 1309.604 by notifying Mortgagor of the manner in which Mortgagee intends to proceed with regard to the UCC Property.

    Location of Chief Executive Office. Mortgagor hereby warrants and represents to Mortgagee that Mortgagor's chief executive office is located at the address set forth in the opening recital of this Mortgage and that it is organized under the laws of the State of Delaware. Mortgagor shall notify Mortgagee immediately if Mortgagor changes the location of its chief executive office or its state of organization.

  HAZARDOUS MATERIALS

    Definitions. Mortgagor and Mortgagee agree that, for purposes of this Article 7 only, the following terms shall have the meaning herein specified:

      "Governmental Authority" shall mean the United States, the state, the county, the city, or any other political subdivision in which the Mortgaged Property is located, and any other political subdivision, agency, or instrumentality exercising jurisdiction over Mortgagor or the Mortgaged Property.

      "Environmental Laws" shall mean all laws, ordinances, orders, interpretations, rules and regulations of any Governmental Authority applicable to Mortgagor or the Mortgaged Property relating to human health or the environment, including, without limitation, RCRA and CERCLA (as hereinafter defined), the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., all as now or hereafter amended, as well as any common law or any other rule of law of any Governmental Authority applicable to the Mortgagor or the Mortgaged Property and relating to human health or the environment.

      "Hazardous Materials" shall mean any of the following: (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder ("RCRA"); (ii) any "hazardous substance", "pollutant" or "contaminant", as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended from time to time, and regulations promulgated thereunder ("CERCLA"); (iii) asbestos (whether or not friable) and asbestos-containing materials; (iv) any volatile organic compounds, including oil and petroleum products; (v) any substances which because of their quantitative concentration, chemical, radioactive, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any polychlorinated biphenyls (PCBs), toxic metals, etchants, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, urea formaldehyde foam insulation and chemical, biological and radioactive wastes; (vi) radon gas; (vii) any other substance the presence of which on the Mortgaged Property is prohibited by any Environmental Laws; and (viii) any other substance which by any Environmental Laws requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, or disposal. However, for the purposes of the representations, warranties and covenants, but not the indemnification obligations, set forth in this Mortgage, the term "Hazardous Materials" shall not include materials, chemicals or substances normally used in connection with the use, management, operation, or ownership of the Mortgaged Property, provided that such materials, chemicals or substances are stored, handled and used in a safe and prudent manner and in accordance with all Environmental Laws.

      "Hazardous Materials Contamination" shall mean the contamination (whether presently existing or hereafter occurring) of the Land, facilities, soil, groundwater, air or other elements on or of the Mortgaged Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time (whether before or after the date of this Mortgage) emanating or otherwise released from the Mortgaged Property.

      "Environmental Reports" shall mean any environmental reports relating to the Land (which, for all purposes of this Article 7 is deemed to include the Improvements and the Fixtures) provided to Mortgagee by Mortgagor prior to the effective date hereof.

    Mortgagor's Warranties. Mortgagor hereby represents and warrants that:

      Mortgagor has performed or caused to be performed reasonable investigations, studies and tests as to any possible environmental contamination, remedial obligation, liabilities or problems with respect to the Land and such investigations, studies and tests have disclosed no Hazardous Materials or Violations of Environmental Laws, except as set forth in the Environmental Reports. As used in this Article 7, any references to "Violations" of an Environmental Law shall also include any failure to comply with any such Environmental Law and any act, omission or condition which subjects any past, present or future owner or operator of, or lienholder secured by, the Land, to liability, or imposes remedial obligations on such owner, operator or lienholder, under such Environmental Law.

      Except as set forth in the Environmental Reports, to the knowledge of Mortgagor, there have been no releases of Hazardous Materials either at, upon, under or within the Land, and no Hazardous Materials have migrated to the Land from neighboring properties.

      Except as set forth in the Environmental Reports, to the knowledge of Mortgagor, no Hazardous Materials are located on or have been stored, processed or disposed of on, or released or discharged from (including discharges to groundwater), the Land or any other adjoining property currently owned or operated by Mortgagor or any affiliate of Mortgagor, and no above or underground storage tanks exist on the Land.

      Mortgagor has not received notice from any Governmental Authority, any tenant or other occupant of the Mortgaged Property or from any other person with respect to any release of Hazardous Materials at, upon, under or within the Land, and no investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated or in existence with respect to the Land. The Land is not currently on, and has never been on, any federal or state "Superfund" or "Superlien" list.

      Except as set forth in the Environmental Reports, Mortgagor possesses all permits, licenses, registrations, and similar authorizations required to operate the Mortgaged Property under Environmental Laws, and the Mortgaged Property and all operations conducted thereon are currently in compliance with all Environmental Laws.

      Except as set forth in the Environmental Reports, neither Mortgagor nor, to the knowledge of Mortgagor, any prior owner or operator of the Mortgaged Property has been or is involved in operations at the Land which could lead to the imposition on Mortgagor or any subsequent owner of the Land of liability under Environmental Laws.

    Mortgagor's Covenants. Mortgagor hereby covenants and agrees as follows:

      Mortgagor will strictly comply with all Environmental Laws, and, as soon as practicable, will notify Mortgagee of the presence of or any release of Hazardous Materials at, upon, under or within the Land, or of the receipt by Mortgagor of any notice from any Governmental Authority or from any tenant or other occupant or from any other person with respect to any alleged such release or presence, promptly upon discovery of such release or presence or receipt of such notice, and will send to Mortgagee copies of all results of environmental assessments and tests at the Land. Without limiting the generality of the foregoing, Mortgagor, as soon as practicable, will give to Mortgagee notice of the commencement of any litigation or threat of litigation relating to any alleged release of any Hazardous Materials at, upon, under or within the Land. Mortgagor, as soon as practicable, will deliver to Mortgagee any documentation or records Mortgagee may reasonably request and which are susceptible of being obtained by Mortgagor without undue cost or expense and without the necessity for initiating legal proceedings to obtain the same in connection with all such notices, inquiries, and communications, and shall endeavor to advise Mortgagee of any subsequent developments.

      Mortgagor shall, at its own cost and expense, take all actions as shall be necessary or advisable for the clean-up of the Land or any other Section 7.3 Property (as hereinafter defined), including all removal, containment and remedial action in accordance with all applicable Environmental Laws (and in all events in a manner reasonably satisfactory to Mortgagee), and shall further pay or cause to be paid at no expense to Mortgagee all clean-up, administrative, and enforcement costs of all Governmental Authorities or the parties protected by Environmental Laws which may be asserted against the Land or any other Section 7.3 Property, the owner or operator thereof or a lienholder secured thereby. All costs (including, without limitation, those costs described above), damages, liabilities, losses, claims, expenses (including, without limitation, reasonable attorneys' fees and disbursements) which are reasonably incurred by Mortgagee, without the requirement that Mortgagee wait for the ultimate outcome of any litigation, claim or other proceeding, shall be paid by Mortgagor to Mortgagee within ten (10) days after written notice to Mortgagor from Mortgagee itemizing the amounts incurred to the effective date of such notice, with interest thereon commencing ten (10) days after the effective date of such notice at the default or post-maturity rate of interest provided for in the Loan Documents. Until such amounts shall be paid by Mortgagor, they shall be added to and become a part of the Indebtedness secured hereby. As used herein, the term "Section 7.3 Property" shall mean any property (other than the Land) owned or operated by Mortgagor or any affiliate of Mortgagor to the extent that any Governmental Authority could obtain a lien on the Land for the clean-up, removal, containment or any remedial action with respect to such other property in accordance with applicable Environmental Laws.

      Mortgagor will notify Mortgagee in writing, as soon as practicable, upon learning that any information provided by Mortgagor in connection with the loan evidenced by the Loan Documents either was not true in any material respect when made or is no longer true in any material respect.

    Site Assessments. If Mortgagee reasonably believes that there exists on the Mortgaged Property any environmental condition which could reasonably be expected to result in any material liability, cost or expense to the owner, occupier or operator of such Mortgaged Property arising under any Environmental Laws (a "Material Condition"), Mortgagee (by its officers, employees and agents) at any time and from time to time, either prior to or after the occurrence of an Event of Default, may contract for the services of persons (the "Site Reviewers") to perform environmental site assessments ("Site Assessments") on the Mortgaged Property for the purpose of determining whether there exists a Material Condition. The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Mortgagor (including, without limitation, those designed to prevent unreasonable interference with use of the Mortgaged Property) which do not impede the performance of the Site Assessments. The Site Reviewers are hereby authorized to enter upon the Mortgaged Property for such purposes. The Site Reviewers are further authorized to perform both above and below ground testing for environmental damage or the presence of Hazardous Materials on the Mortgaged Property and such other tests on the Mortgaged Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Mortgagor will supply to the Site Reviewers such historical and operational information regarding the Mortgaged Property in Mortgagor's possession as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. If such Site Assessment discloses that the Mortgaged Property is in Violation of any Environmental Law, then the cost of performing such Site Assessments shall be paid by Mortgagor to Mortgagee within ten (10) days after notice to Mortgagor from Mortgagee itemizing the amounts incurred to the effective date of such notice, with interest thereon commencing ten (10) days after the effective date of such notice at the default or post-maturity rate of interest provided for in the Loan Documents. If Mortgagor is not obligated to pay the cost of performing such Site Assessment pursuant to the immediately preceding sentence, Mortgagee shall pay such cost. Until such amounts shall be paid by Mortgagor, they shall be added to and become a part of the indebtedness secured hereby.

    INDEMNIFICATION. MORTGAGOR SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS EACH INDEMNITEE FROM AND AGAINST, AND MORTGAGOR SHALL BE RESPONSIBLE FOR, ANY AND ALL LIABILITIES (INCLUDING WITHOUT LIMITATION STRICT LIABILITY), ACTIONS, DEMANDS, PENALTIES, FINES, LOSSES, COSTS OR EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' AND EXPERTS' FEES AND EXPENSES, CLEAN-UP COSTS, WASTE DISPOSAL COSTS AND OTHER SIMILAR COSTS), SUITS, COSTS OF ANY SETTLEMENT OR JUDGMENT AND CLAIMS OF ANY AND EVERY KIND WHATSOEVER, WHETHER ARISING IN EQUITY, AT COMMON LAW, OR BY STATUTE, OR UNDER THE LAW OF CONTRACTS, TORTS (INCLUDING WITHOUT LIMITATION, NEGLIGENCE AND STRICT LIABILITY WITHOUT REGARD TO FAULT) OR PROPERTY, OF EVERY KIND OR CHARACTER (COLLECTIVELY, THE "SECTION 7.5 LOSSES") WHICH MAY NOW OR IN THE FUTURE (WHETHER BEFORE OR AFTER THE RELEASE OF THIS MORTGAGE) BE PAID, INCURRED OR SUFFERED BY OR ASSERTED OR AWARDED AGAINST EACH INDEMNITEE BY ANY PERSON OR ENTITY OR GOVERNMENTAL AUTHORITY AS A RESULT OF, OR ARISING OUT OF, THE PRESENCE ON OR UNDER, OR THE ESCAPE, SEEPAGE, LEAKAGE, SPILLAGE, DISCHARGE, EMISSION OR RELEASE (COLLECTIVELY, THE "RELEASE") FROM THE MORTGAGED PROPERTY OF ANY HAZARDOUS MATERIALS OR ANY HAZARDOUS MATERIALS CONTAMINATION OR ARISE OUT OF OR RESULT FROM THE ENVIRONMENTAL CONDITION OF THE MORTGAGED PROPERTY OR THE APPLICABILITY OF ANY ENVIRONMENTAL LAWS RELATING TO HAZARDOUS MATERIALS (INCLUDING, WITHOUT LIMITATION, CERCLA OR ANY FEDERAL, STATE OR LOCAL SO-CALLED "SUPERFUND" OR "SUPERLIEN" LAWS, STATUTE, LAW, ORDINANCE, CODE, RULE, REGULATION, ORDER OR DECREE), PRESENT AT OR RELEASED FROM THE MORTGAGED PROPERTY, REGARDLESS OF WHETHER CAUSED BY OR WITHIN THE CONTROL OF MORTGAGOR OR EACH INDEMNITEE, AND NOTWITHSTANDING THE NEGLIGENCE OR STRICT LIABILITY (WITHOUT REGARD TO FAULT) OF EACH INDEMNITEE. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNITEE WITH RESPECT TO SECTION 7.5 LOSSES WHICH ARE CAUSED BY OR ARISE OUT OF IN WHOLE OR IN PART THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNITEE. HOWEVER, SUCH INDEMNITY SHALL NOT APPLY TO A PARTICULAR INDEMNITEE TO THE EXTENT THAT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT PARTICULAR INDEMNITEE. IN ADDITION, AND FURTHER NOTWITHSTANDING THE FOREGOING PROVISIONS OF THIS SECTION 7.5, MORTGAGOR SHALL NOT BE OBLIGATED TO INDEMNIFY EACH INDEMNITEE FROM ANY SECTION 7.5 LOSSES TO THE EXTENT PROVEN TO HAVE RESULTED FROM THE RELEASE OF HAZARDOUS MATERIALS OR ANY HAZARDOUS MATERIALS CONTAMINATION WHICH (I) FIRST BEGINS AFTER THE CUT-OFF DATE AND (II) IS PROVEN NOT TO HAVE BEEN CAUSED BY MORTGAGOR OR ANY EMPLOYEE, OFFICER, PARTNER, AGENT, INDEPENDENT CONTRACTOR, TENANT, INVITEE OR OCCUPANT OF MORTGAGOR. MORTGAGOR SHALL HAVE THE BURDEN OF PROVING THAT THE CONDITIONS IN THE FOREGOING CLAUSES (I) AND (II) ARE SATISFIED, AND SHALL CONTINUE TO DEFEND, INDEMNIFY AND HOLD HARMLESS EACH INDEMNITEE FOR ALL MATTERS SET FORTH IN THIS SECTION 7.5 UNLESS AND UNTIL A COURT OF COMPETENT JURISDICTION ISSUES A FINAL, NON-APPEALABLE ORDER THAT MORTGAGOR HAS MET THIS BURDEN. THE TERM "CUT-OFF DATE" MEANS THE EARLIER OF: (1) THE DATE ON WHICH MORTGAGOR, ITS AGENTS, AFFILIATES, EMPLOYEES AND INDEPENDENT CONTRACTORS SURRENDER POSSESSION OF THE MORTGAGED PROPERTY TO MORTGAGEE, AN AFFILIATE OF MORTGAGEE OR THE PURCHASER AT ANY SUCH FORECLOSURE SALE FOLLOWING EITHER (Y) A FORECLOSURE SALE OF THE MORTGAGED PROPERTY OR (Z) THE ACCEPTANCE BY MORTGAGEE OR AN AFFILIATE OF MORTGAGEE OF THE MORTGAGED PROPERTY BY DEED IN LIEU OF FORECLOSURE OR OTHERWISE; OR (2) THE DATE ON WHICH MORTGAGOR HAS CONVEYED TITLE TO THE PROPERTY TO A BONA FIDE ARMS-LENGTH PURCHASER FOR VALUE WHO IS NOT AN AFFILATE OF MORTGAGOR. THE PROVISIONS OF THIS ARTICLE 7 REPRESENT A FAIR AND REASONABLE ALLOCATION OF RESPONSIBILITY AND RISK RELATING TO HAZARDOUS MATERIALS, HAZARDOUS MATERIALS CONTAMINATION, ENVIRONMENTAL LAWS AND THE ENVIRONMENTAL CONDITION OF THE MORTGAGED PROPERTY.

    Cure Violations of Environmental Laws. If Mortgagor fails to comply with the requirements of any Environmental Laws applicable to the Mortgaged Property, Mortgagee shall have the right (but not the obligation) prior or subsequent to an Event of Default, to give such notices or cause such work to be performed at, upon, under or within the Land, or to take any and all other actions as Mortgagee deems necessary, to cure said failure of compliance. However, except in the case of an emergency or other circumstances which, in Mortgagee's reasonable judgment, require quicker action, or except if any Event of Default then remains uncured under the Loan Documents, Mortgagee will not undertake any such work or other actions without first giving Mortgagor written notice of Mortgagor's failure to comply and ten (10) days after such notice (or such longer period of time as is reasonably necessary to cure such non-compliance if such non-compliance is curable but cannot be cured within such ten (10) day period, and Mortgagor promptly commences and diligently pursues the curing of such non-compliance) to cure such non-compliance. All reasonable amounts paid or incurred by Mortgagee in the exercise of any such rights shall be paid by Mortgagor to Mortgagee within ten (10) days after notice to Mortgagor from Mortgagee itemizing the amounts incurred to the effective date of such notice, with interest thereon commencing ten (10) days after the effective date of such notice at the default or post-maturity rate of interest provided for in the Loan Documents. Until such amounts shall be paid by Mortgagor, they shall be added to and become a part of the Indebtedness secured hereby.

    The representations, warranties, covenants, indemnifications, and other obligations of the Mortgagor contained in this Article 7 shall survive the foreclosure of this Mortgage and shall further survive the repayment of the Indebtedness, the termination hereof and the discharge of the Obligations under this Mortgage and the other Loan Documents.

  CONCERNING MORTGAGEE

    Mortgagee Liability. MORTGAGEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY MORTGAGEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER, NOTWITHSTANDING THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE OF MORTGAGEE. MORTGAGEE SHALL NOT BE PERSONALLY LIABLE IN CASE OF ENTRY BY IT, OR ANYONE ENTERING BY VIRTUE OF THE POWERS HEREIN GRANTED IT, UPON THE MORTGAGED PROPERTY FOR DEBTS CONTRACTED OR LIABILITY OR DAMAGES INCURRED IN THE MANAGEMENT OR OPERATION OF THE MORTGAGED PROPERTY. HOWEVER, THE AFOREMENTIONED EXCULPATION FROM LIABILITY IN THIS SECTION 8.1 SHALL not apply to THE EXTENT OF ANY ACT OR OMISSION OF THE MORTGAGEE THAT IS A RESULT OF THe gross negligence or willful misconduct of THE MORTGAGEE. mORTGAGEE SHALL HAVE THE RIGHT TO RELY ON ANY INSTRUMENT, DOCUMENT OR SIGNATURE AUTHORIZING OR SUPPORTING ANY ACTION TAKEN OR PROPOSED TO BE TAKEN BY IT HEREUNDER, BELIEVED BY IT IN GOOD FAITH TO BE GENUINE.

  MISCELLANEOUS

    Notices. Any notice required or permitted to be given under this Mortgage shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 9.1). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth on the first page of this Mortgage. Any communication so addressed and mailed shall be deemed to be given on the earliest of  when actually delivered,  on the first Business Day (as defined in the Credit Agreement) after deposit with an overnight air courier service, or  on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, Mortgagee or Mortgagor, as the case may be. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party's telecopy number specified in the Credit Agreement and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 9.1. Any party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

    Performance at Mortgagor's Expense. The cost and expense of performing or complying with any and all of the Obligations shall be borne solely by Mortgagor, and no portion of such cost and expense shall be, in any way or to any extent, credited against the Indebtedness.

    Survival of Obligations. Each and all of the Obligations shall survive the execution and delivery of the Loan Documents and the consummation of the Loan called for therein and shall continue in full force and effect until the Indebtedness shall have been paid in full (it being acknowledged that certain Obligations shall survive the repayment of the Indebtedness as provided herein and in the other Loan Documents).

    Recording and Filing. Mortgagor will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and refiled in such manner and in such places as Mortgagee shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

    Covenants Running with the Land. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Mortgagor" shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property (without in any way implying that Mortgagee has or will consent to any such conveyance or transfer of the Mortgaged Property).

    Attorney-in-Fact. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney in fact, which agency is coupled with an interest,  to execute and/or record any notices of completion, cessation of labor, or any other notices that Mortgagee deems appropriate to protect Mortgagee's interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee,  upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty, Fixtures, Plans and Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose,  to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee's security interests and rights in or to any of the collateral, and  while any Event of Default exists and is continuing, to perform any obligation of Mortgagor hereunder; however:  Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor;  any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the Default Rate;  Mortgagee as such attorney in fact shall only be accountable for such funds as are actually received by Mortgagee; and  Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

    Mortgagee's Right to Perform the Obligations. If Mortgagor shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then at any time thereafter, and without notice to or demand upon Mortgagor and without waiving or releasing any other right, remedy or recourse Mortgagee may have because of same, Mortgagee may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Mortgagor, and shall have the right, subject to and the fullest extent permitted by law, to enter upon or in the Land and Improvements for such purpose and to take all such action thereon and with respect to the Mortgaged Property as Mortgagee may reasonably deem necessary or appropriate. However, except in the case of an emergency or other circumstances which, in Mortgagee's reasonable judgment, require prompt action to avoid injury to persons or damage to the Mortgaged Property, Mortgagee shall not make any such payment or perform any such act pursuant to this Section 9.7 unless an Event of Default then exists. If Mortgagee shall elect to pay any Imposition or other sums due with reference to the Mortgaged Property, Mortgagee may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Mortgagee shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. All sums paid by Mortgagee pursuant to this Section 9.7 and all other sums expended by Mortgagee to which it shall be entitled to be indemnified, and all reasonable attorneys' fees and expenses incurred by Mortgagee in enforcing the provisions of or otherwise preserving the Loan Documents or appearing in any suit or action relating to the Loan Documents or the Mortgaged Property, together with interest thereon at the default rate or post-maturity rate of interest provided for in the Loan Documents from the date of such payment or expenditure, shall constitute additions to the Indebtedness, shall be secured by the Loan Documents and shall be paid by Mortgagor to Mortgagee upon demand. In addition, Mortgagee shall be subrogated to all liens, equities and claims of any person to whom any payments are made pursuant to this Section 9.7.

    Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

    No Waiver. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

    Subrogation. If any or all of the proceeds of the Indebtedness have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of such funds so used, the Indebtedness and this Mortgage shall be subrogated to all of the rights, claims, liens, titles and interests (herein collectively called the "Prior Liens") heretofore existing against the Mortgaged Property to secure the indebtedness so extinguished, extended or renewed, regardless of whether same have been released of record, and the Prior Liens, if any, are not waived but rather are continued in full force and effect in favor of Mortgagee and are merged with the lien and security interest created herein as cumulative security for the repayment of the Indebtedness and the satisfaction of the Obligations.

    Credit Agreement. If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

    Release or Reconveyance. If all of the Indebtedness be paid as the same becomes due and payable and all of the Obligations (including, without limitation, all of the covenants, warranties, undertakings and agreements made in this Mortgage) are kept and performed, then, and in that event only, all rights under this Mortgage shall terminate (except to the extent expressly provided herein with respect to indemnifications, representations and warranties and other rights that are to continue following the release hereof) and the Mortgaged Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, and such liens and security interests shall be released by the Mortgagee in due form at Mortgagor's cost.

    Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

    Obligations of Mortgagor, Joint and Several. If more than one person or entity has executed this Mortgage as "Mortgagor," the obligations of all such persons or entities hereunder shall be joint and several.

    Governing Law. This Mortgage shall be governed by the laws of the State of Ohio without regard to conflicts of laws principles that would require the application of the laws of another jurisdiction.

    Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

    No Partnership. Nothing contained in the Loan Documents is intended to, or shall be construed as, creating to any extent and in any manner whatsoever, any partnership, joint venture, or association between Mortgagor and Mortgagee, or in any way make Mortgagee co-principal with Mortgagor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

    Gender. Each gender used herein shall include and apply to all genders, including the neuter.

    Agents. Any right, remedy, privilege, duty or action available to or to be performed by Mortgagee under the Loan Documents may, if and to the extent determined by Mortgagee, be exercised or performed by any agent, attorney, correspondent or other representative of Mortgagee.

    Subordination by Mortgagee. From time to time at Mortgagee's option, by instrument executed by Mortgagee and recorded in the real property records where this Mortgage has been recorded, Mortgagee may subordinate the lien created by this Mortgage to any interest in the Mortgaged Property, including, without limitation, any or all leases relating to any part or all of the Mortgaged Property. Any such subordination shall be solely at Mortgagee's option, and in no event shall Mortgagee be obligated to subordinate the lien created by this Mortgage.

    No Presumption Arising. Although the initial draft of the Loan Documents was drafted by Mortgagee and its legal counsel, Mortgagor and Mortgagor's legal counsel have had full opportunity to review, negotiate and approve the final form of the Loan Documents. Accordingly, in the event of any ambiguity in the construction or interpretation of any provision of this Mortgage, or the Loan Documents, no presumption shall be indulged in favor of either party in the resolution of such ambiguity.

    Waiver of Deficiency Offset. To the maximum extent permitted by applicable law, Mortgagor hereby waives any right to a determination of fair market value and to an offset against any deficiency resulting from a foreclosure sale of the Mortgaged Property (or any portion thereof). Alternatively, in the event this waiver is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact's determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale:

      The Mortgaged Property shall be to valued "AS IS" and "WITH ALL FAULTS" and there shall be no assumption of restoration of or refurbishment of improvements, if any, after the date of the foreclosure;

      There shall be an assumption of a prompt resale of the Mortgaged Property for an all cash sales price by the purchaser at the foreclosure sale (but no later than twelve (12) months following the foreclosure sale) so that no extensive holding period should be factored into the determination of "fair market value" of the Mortgaged Property;

      An offset to the fair market value of the Mortgaged Property as determined hereunder shall be made by deducting from such value the reasonable estimated closing costs relating to the sale of the Mortgaged Property, including but not limited to brokerage commissions, title policy expenses, tax prorations, escrow fees, and other common charges which are incurred by a seller of property;

      The gross fair market value of the Mortgaged Property shall be further discounted to account for any estimated holding costs associated with maintaining the Mortgaged Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments, and other maintenance expenses;

      Any expert opinion testimony given or considered in connection with a determination of the fair market value of the Mortgaged Property must be given by persons having at least five years experience in appraising property similar to the Mortgaged Property and who have conducted and prepared a complete written appraisal of the Mortgaged Property taking into consideration the factors set forth above; and

      After consideration of the factors required by law and those required above, and if not already taken into consideration, an additional discount factor shall be calculated based upon the estimated time it would take to effectuate such sale of the Mortgaged Property so that if appropriate, "fair market value" as so determined is discounted to be as of the date of the foreclosure sale of the Mortgaged Property.

    Entire Agreement and Modification. There are no oral agreements between the parties. The Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative thereto which are not contained herein or therein are terminated. The Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

    Time is of the Essence. Time is of the essence in this Mortgage and in the other Loan Documents.

    Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute but one instrument (and original signature pages and notary pages from each counterpart may be assembled into one original document to be recorded).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

EXECUTED as of the date first above written.

WESTWAY FEED PRODUCTS LLC, a Delaware limited liability company

By: __/s/ Thomas A. Masilla, Jr.____

Name: Thomas A. Masilla, Jr.

Title: Chief Financial Officer

STATE OF LOUISIANA S
S
PARISH OF ORLEANS S

This instrument was acknowledged before me on February __10__, 2010, by THOMAS A. MASILLA, JR., Chief Financial Officer of WESTWAY FEED PRODUCTS LLC, a Delaware limited liability company, on behalf of said limited liability company.

__/s/ James E.A. Slaton_________

Notary Public, State of Louisiana

James E.A. Slaton

State of Louisiana - Bar No. 27880

My commission is issued for life

  LEGAL DESCRIPTION OF THE LAND

PARCEL I

Situated in the City of Cincinnati, County of Hamilton, and State of Ohio, in Section 34, Town 4, Fractional Range 1, Storrs Township, and known as being all of Lots Numbered 16 through 21, inclusive, all of Lots Numbered 32 through 37, inclusive, and the north 40 feet of Lots Numbered 27 through 31, inclusive, all references being to Plat B of Subdivision of Estate of D Z. Sedam, Deceased, Riverside, Hamilton County, Ohio, made by S. A Sedam, Executor, Case 76143, Hamilton County Common Pleas Court as recorded in Plat Book 12, Page 2 of the Hamilton County, Ohio Records; Lots 16, 17, 18, 19, 20 and 21 fronting on the northerly side of Southside Avenue, with a depth of 110 feet; Lots 32, 33, 34, 35, 36 and 37 fronting on the southerly side of Mississippi Street, with a depth of 100 feet; and the parts of Lots 27, 28, 29, 30 and 31 fronting on the southerly side of Mississippi Street with a depth of 40 feet.

PRIOR INSTRUMENT REFERENCE:	Deed Book 3585, Page 745 (Parcel II)
Deed Book 3730, Page 5 and
Deed Book 3787, Page 972
Official Record Volume 7378, Page 1993

PARCEL II

Situated in the City of Cincinnati, County of Hamilton, and State of Ohio, in Section 34, Town 4, Fractional Range 1, Storrs Township, and known as being all of Lots Numbered 2 through 5, inclusive, and the west 25 feet of Lot Number 6, all references being to D. Z. Sedam Subdivision per Sheriff, Case No. 71655, Hamilton County Common Pleas Court as recorded in Book 72, page 1 of the Hamilton County, Ohio Common Pleas Court, and being more particularly described as follows:

Beginning at a point in the south line of Southside Avenue (Sedam Avenue), said point being N 73010' E 878.82 feet from the southeast corner of Southside Avenue and Carpenter Street; thence N 73010' E along the south line of Southside Avenue, 293.00 feet; thence S 16050' E 440 feet to the low water mark of the Ohio River; thence southwestwardly along the low water mark of the Ohio River 293 feet, more or less, to the west line of said Lot Number 2; thence N 16050' W along the west line of said Lot Number 2, 440 feet to the place of beginning.

Excepting from the above described premises any part thereof resulting through change in the course of the Ohio River occasioned by causes other than accretion.

PRIOR INSTRUMENT REFERENCE:	Deed Book 3585, Page 745 (Parcel I) and
Deed Book 3592, Page 355
Official Record Volume 7378, Page 1993

The foregoing premises are also described pursuant to survey File No. 03197, made by Cincinnati Land Surveying, Inc. under the direction of Jerome Wald, Ohio Registered Surveyor No. 6930, dated May 27, 1997, to-wit:

PARCEL I

Situated in the Section 34, Township 4, Fractional Range 1 of the Miami Purchase, Storrs Township, now City of Cincinnati, Hamilton County, Ohio, being comprised of the lands conveyed to Cargill, Inc. in Deed Book 3585, Page 745 (Entire Lot Nos. 16, 17, 18, 32, 33 and 34 and Partial Lot Nos. 27 through 31 inclusive), Deed Book 3730, Page 5 (Entire Lot Nos. 19, 20, 21, 35 and 37) and Deed Book 3787, Page 972 (Entire Lot 36) of said County's Records, all lot references being to Plat "B" of the Subdivision of the Estate of D. Z. Sedam, Deceased by S. A Sedam, Executor, Case No. 76143 (C.P.C.) as recorded in Plat Book 12, Page 2 of said County's Records and being more particularly described as follows:

Beginning at a point in the southeasterly corner of said Lot No. 16, which point is in the northerly right-of-way line of 40 foot-wide Southside Avenue; thence, with said northerly right-of-way line of Southside Avenue and southerly lines of Lot Nos. 16 through 21 inclusive, S 73010'00" W, a distance of 150.00 feet to an existing iron pin in the southwesterly corner of said Lot 21; thence, departing from the northerly right-of-way line of Southside Avenue and following the westerly lines of Lot Nos. 21 and 37, N 16050'00" W, a distance of 210.00 feet to an existing iron pin in the northwesterly corner of said Lot No. 37, which point is in the southerly right-of-way line of 15 foot-wide Mississippi Street; thence with said southerly right-of-way line of Mississippi Street and northerly lines of Lot Nos. 37 down through 27 inclusive, N 73010'00" E, a distance of 275.00 feet to a point in the northeasterly corner of said Lot No. 27; thence, departing from the southerly right-of-way line of Mississippi Street and following the easterly line of said Lot No. 27, S 16050'00"E, a distance of 40.00 feet to a point; thence, departing from said easterly line of Lot No. 27 and following parcel lines across Lot Nos. 27 through 31 inclusive, S 73010'00' W, a distance of 125.00 feet to a point in the common westerly line of said Lot No. 31 and easterly line of Lot No. 32; thence, with easterly lines of Lot Nos. 32 and 16, S 16050'00" E, a distance of 170.00 feet to the point of beginning. Containing 36,493 square feet of land, more or less, which is 0.8378 acre.

PARCEL II

Situated in the Section 34, Township 4, Fractional Range 1 of the Miami Purchase, Storrs Township, now City of Cincinnati, Hamilton County, Ohio, being comprised of the lands conveyed to Cargill, Inc. in Deed Book 3585, Page 745 (Entire Lot Nos. 2, 3 and 4 and Partial Lot Nos. 5 and 6) and Deed Book 3592, Page 355 (Partial Lot No. 5) of said County's Records, all lot references being to D. Z. Sedam Subdivision per Sheriff, Case No. 71655 (C.P.C.) as recorded in Book 72, Page 1 of said County's Common Pleas Court Records and being more particularly described as follows:

Commencing at a point of intersection of the southerly right-of-way line of 40 foot-wide Southside Avenue with the easterly right-of-way line of Carpenter Street (now vacated); thence, with said southerly right-of-way line of Southside Avenue, N 73010'00" E, a distance of 878.82 feet to an existing iron pin in the northwesterly corner of said Lot No. 2, which is the True Point of Beginning for this description;

Thence, continuing with said southerly right-of-way line of Southside Avenue and northerly lines of Lot Nos. 2, 3, 4, 5 and part of Lot No. 6, N 73010'00" E, a distance of 293.00 feet to a point; thence, departing from the southerly right-of-way line of Southside Avenue and following a parcel line through said Lot No. 6, S 16050'00" E, a distance of 361.81 feet to a point at the edge of the Ohio River as of May 21, 1997; thence, southwestwardly along the Ohio River's edge (as of May 21, 1997), a distance of 293 feet, more or less, to a point in the westerly line of aforementioned Lot No. 2; thence, with said westerly line of Lot No. 2, N 16050'00" W, a distance of 349.00 feet to the Point of Beginning. Containing 104,132 square feet of land, more or less, which is approximately 2.39 acres.